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
[METLIFE LOGO]                                                                            PREFERENCE PREMIER(R) REQUIRED INFORMATION

SECTION I - OPTIONAL AUTOMATED INVESTMENT STRATEGY

IF SELECTING, CHOOSE ONLY ONE:

[_] REBALANCER(R)        [_] Monthly         [_] Quarterly    [_] Semiannually    [_] Annually

[_] INDEX SELECTOR(R)*   [_] Conservative    [_] Conservative to Moderate     [_] Moderate   [_] Moderate to Aggressive
    (Select one model)   [_] Aggressive

                         * Not allowed if GMIB Max V Rider is elected.


SECTION II - OPTIONAL DOLLAR COST AVERAGING (DCA) / ENHANCED DOLLAR COST AVERAGING (EDCA) PROGRAM

IF SELECTING, CHOOSE ONLY ONE:

[_] EQUITY GENERATOR(R) _________%
[_] ALLOCATOR(SM)       _________%   Amount to Transfer from Fixed Account $ ________
                                     Transfer Time:     [_] As long as there is money in the Fixed Account
                                                        [_] Specific number of months:_________(e.g. 12, 24 etc.)

                         . Not allowed if GMIB Max V Rider is elected.
                         . Equity Generator and Allocator are not available with C Class or with any Living Benefit Rider.
                         . If choosing a DCA Program, your target allocations will match the Purchase Payment Allocation/DCA Target
                           Allocation Instructions in Section III, excluding the Fixed Account.

[_] EDCA PROGRAM: (CHOOSE ONE ONLY)    [_] 6-Month_______%   [_] 12-Month_______%

                        EDCA Program Limitations:
                         . $10,000 Minimum
                         . Not available with B Plus Class or C Class
                         . If choosing an EDCA Program, your target allocations will match the Purchase Payment Allocation/EDCA
                           Target Allocation Instructions in Section III, excluding the Fixed Account.
                         . If you terminate the EDCA program, or if the program is terminated on account of notice of your death, we will treat the termination as your request to transfer any remaining monies in the EDCA Account to the Investment Divisions in accordance with the percentages you have chosen for the EDCA (unless you have specified otherwise).

                                                         (BAR CODE)                                                           Page 1
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
[METLIFE LOGO]                                                                            PREFERENCE PREMIER(R) REQUIRED INFORMATION


SECTION III - PURCHASE PAYMENT ALLOCATION

.. The Protected Growth Strategy Portfolios are designed to reduce volatility of returns. Although you may have less risk from market downturns, you may also have less opportunity to benefit from market gains.

..  Use Allocation Table A when GMIB Max V is elected.

..  Use Allocation Table B when NOT electing GMIB Max V Riders.

   ALLOCATION TABLE A: CHOOSE FROM THE FOLLOWING FUNDING OPTIONS. Total MUST Equal 100%


Note: Investment selections for the GMIB Max rider
are limited to those below, and no fixed account or        PURCHASE PAYMENT ALLOCATION AND/OR
money market funding allocations are available.            EDCA TARGET ALLOCATION INSTRUCTIONS
Please review the GMIB Max Disclosure document
carefully for additional information.

Pyramis(R) Government Income Portfolio                                                       %
                                        PROTECTED GROWTH STRATEGY PORTFOLIOS
AllianceBernstein Global Dynamic Allocation Portfolio                                        %
AQR Global Risk Balanced Portfolio                                                           %
BlackRock Global Tactical Strategies Portfolio                                               %
Invesco Balanced-Risk Allocation Portfolio                                                   %
JPMorgan Global Active Allocation Portfolio                                                  %
MetLife Balanced Plus Portfolio                                                              %
MetLife Multi-Index Targeted Risk Portfolio                                                  %
Schroders Global Multi-Asset Portfolio                                                       %
                                  TOTAL MUST EQUAL 100%                                      %

                                                         (BAR CODE)                                                           Page 2
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
ALLOCATION TABLE B: CHOOSE FROM THE FOLLOWING FUNDING OPTIONS:


                                                 Purchase                                                             Purchase
                                                  Payment                                                              Payment
                                                Allocation                                                           Allocation
                                               and/or EDCA/                                                         and/or EDCA/
                                                    DCA                                                                  DCA
                                                  Target                                                               Target
                                                Allocation                                                           Allocation
                                               Instructions                                                         Instructions
Fixed Account (N/A with C Class or with any
Living Benefit Rider)                                     %  MetLife Mid Cap Stock Index Portfolio                             %
                                                             Morgan Stanley Mid Cap Growth Portfolio                           %
BlackRock Money Market Portfolio
(Only available with C Class, or with any
Living Benefit Rider)                                     %  T. Rowe Price Mid Cap Growth Portfolio                            %
                                                             American Funds Global Small Capitalization Fund                   %
American Funds(R) Bond Portfolio                          %  Dreman Small Cap Value Portfolio                                  %
Barclays Capital Aggregate Bond
Index Portfolio                                           %  Invesco Small Cap Growth Portfolio                                %
BlackRock Bond Income Portfolio                           %  Loomis Sayles Small Cap Core Portfolio                            %
Met/Franklin Low Duration Total
Return Portfolio                                          %  Met/Dimensional International Small Company Portfolio             %
PIMCO Inflation Protected Bond Portfolio                  %  Neuberger Berman Genesis Portfolio                                %
PIMCO Total Return Portfolio                              %  Russell 2000(R) Index Portfolio                                   %
Pyramis(R) Government Income Portfolio                    %  T. Rowe Price Small Cap Growth Portfolio                          %
Western Asset Management U.S.
Government Portfolio                                      %  Clarion Global Real Estate Portfolio                              %
Lord Abbett Bond Debenture Portfolio                      %  MFS(R) Emerging Markets Equity Portfolio                          %
Met/Eaton Vance Floating Rate Portfolio                   %  RCM Technology Portfolio                                          %
American Funds(R)  Growth Portfolio                       %  CHOOSE ONLY ONE FROM WITHIN THIS BOX                        N/A
American Funds Growth-Income Fund                         %  MetLife Conservative Allocation Portfolio                         %
BlackRock Large Cap Core Portfolio                        %  MetLife Conservative to Moderate Allocation Portfolio             %
BlackRock Large Cap Value Portfolio                       %  MetLife Moderate Allocation Portfolio                             %
BlackRock Legacy Large Cap
Growth Portfolio                                          %  MetLife Moderate to Aggressive Allocation Portfolio               %
Davis Venture Value Portfolio                             %  CHOOSE ONLY ONE FROM WITHIN THIS BOX                        N/A
Janus Forty Portfolio                                     %  MetLife Aggressive Strategy Portfolio                             %
Jennison Growth Portfolio                                 %  American Funds(R) Moderate Allocation Portfolio                   %
Legg Mason ClearBridge
Aggressive Growth Portfolio                               %  American Funds(R) Balanced Allocation Portfolio                   %
Met/Franklin Mutual Shares Portfolio                      %  American Funds(R) Growth Allocation Portfolio                     %
                                                                   PROTECTED GROWTH STRATEGY PORTFOLIOS
MetLife Stock Index Portfolio                             %  AllianceBernstein Global Dynamic Allocation Portfolio             %
MFS(R) Value Portfolio                                    %  AQR Global Risk Balanced Portfolio                                %
Baillie Gifford International Stock Portfolio             %  BlackRock Global Tactical Strategies Portfolio                    %
Harris Oakmark International Portfolio                    %  Invesco Balanced-Risk Allocation Portfolio                        %
Loomis Sayles Global Markets Portfolio                    %  JPMorgan Global Active Allocation Portfolio                       %
Met/Templeton Growth Portfolio                            %  MetLife Balanced Plus Portfolio                                   %
MFS(R)  Research International Portfolio                  %  Schroders Global Multi-Asset Portfolio                            %
MSCI EAFE(R) Index Portfolio                              %  SSgA Growth and Income ETF Portfolio                              %
Oppenheimer Global Equity Portfolio                       %  SSgA Growth ETF Portfolio                                         %
BlackRock Aggressive Growth Portfolio                     %  Met/Franklin Income Portfolio                                     %
Lazard Mid Cap Portfolio                                  %  Met/Franklin Templeton Founding Strategy Portfolio                %
Lord Abbett Mid Cap Value Portfolio                       %  MFS(R) Total Return Portfolio                                     %
Met/Artisan Mid Cap Value Portfolio                       %  Pioneer Strategic Income Portfolio                                %
                                                             BOTH TOTALS MUST EQUAL 100%                                       %

                                                         (BAR CODE)                                                           Page 3
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

SECTION IV - FINANCIAL DISCLOSURE

NOTE: AGGREGATE FOR JOINT ACCOUNTS AS APPROPRIATE.

(1)  Current Annual Income: (Include income from all sources before taxes)  $___________

(2)  Sum of Annual Expenses: (recurring)                                    $___________
     (Note: Include in Annual Expenses amounts such as rent, mortgage,
     long-term debts, utilities, alimony or child support, etc.)            $___________

(3)  Liquid Net Worth:
     (Note: Include in Liquid Net Worth the amount of this investment, cash
     (including checking, savings, etc.), and assets that can be turned into cash quickly and easily. Exclude personal property, personal residence, real estate, business equity, home furnishings, autos and assets subject to substantial penalties/sales charges.)

(4)  Sum of Special Expenses (future, non-recurring)                        $___________
     Timeframe for special expenses: within _______years.
     (Note: Include in Special Expenses amounts such as home purchase/remodeling, car purchase or repairs, education, medical expenses, etc. If no amount is provided, it will be assumed that you have no Special Expenses)

(5)  Total Existing Assets: (Choose One)
     What is the total value of all your existing assets, including         [_] $0 - $500,000            [_] $1,000,000 - $5,000,000
     investments, real estate, bank accounts, and personal property?        [_] $5,000,000 - $1,000,000  [_] $5,000,000 +

(6)  What is the total face value of all existing life insurance holdings?  $___________

(7)  Number of Dependent(s):
     Includes spouse, children or other persons living with
     you that you support.                                                  ____________

(8)  Tax Bracket:                                                           ___________%


INVESTMENT EXPERIENCE AND OBJECTIVES

(9) Prior Investment Experience and Current Holdings (Choose all that apply and provide years of experience and current value, if any. Please aggregate for joint accounts. A blank dollar value will be assumed to be $0)

     [_] Annuities________________________years, $__________    [_] Bonds_____________________________years, $__________
     [_] Certificate of Deposit (CD)______years, $__________    [_] Exchange Traded Funds/Notes_______years, $__________
     [_] General/Ltd. Partnerships________years, $__________    [_] Hedge Funds_______________________years, $__________
     [_] Life Insurance (cash value)______years, $__________    [_] Margin Experience_________________years, $__________
     [_] Money Market_____________________years, $__________    [_] Mutual Funds______________________years, $__________
     [_] Options__________________________years, $__________    [_] Private Placement_________________years, $__________
     [_] Reverse Mortgage_________________years, $__________    [_] Stocks____________________________years, $__________
     [_] Unit Investment Trusts___________years, $__________    [_] Other (specify)___________________years, $__________  [_] None

(10) Was the Asset Allocation Questionnaire used? (If "Yes," please submit a copy with your application.)       [_] Yes   [_] No
     If "Yes," what was the client's overall risk tolerance resulting from the Asset Allocation Questionnaire?
     [_] Conservative [_] Conservative to Moderate [_] Moderate [_] Moderate to Aggressive [_] Aggressive

(11) Describe Risk Tolerance for this contract: (Choose One)
     [_] Conservative - Generally wants minimal risk by limiting exposure to high-risk investments while still seeking some growth
     [_] Conservative to Moderate - Generally can tolerate some moderate risk in a portion of your investment while allocating a significant amount of your investment in lower risk options
     [_] Moderate - Generally can tolerate some short-term market volatility by balancing higher risk options with lower risk options
     [_] Moderate to Aggressive - Generally comfortable with market volatility in short term but seeks to soften the sharp swings in market value with some lower risk options
     [_] Aggressive - Generally not concerned with extreme price fluctuations in the market and seeks highest growth potential

                                                         (BAR CODE)                                                           Page 4
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
SECTION IV - FINANCIAL DISCLOSURE (CONTINUED)

(12) Describe Investment Objective for this contract: (Choose One)
     [_] Preservation of Capital - seeks income and stability, with minimal risk
     [_] Income - seeks current income over time
     [_] Growth & Income - seeks capital appreciation over long term combined with current dividend income
     [_] Growth - seeks capital appreciation over long term
     [_] Aggressive Growth - seeks maximum capital appreciation over time by investing in speculative and/or high risk securities

(13) Describe Primary Purpose for this contract: (Choose One)
     [_] Income - To satisfy income needs in the future through annuitization or withdrawals
     [_] Estate Planning - To transfer wealth to beneficiaries upon death
     [_] Wealth Accumulation - Long term accumulation of value without express desire for "retirement income" or "estate planning"
     [_] Retirement Planning - Long term accumulation of value specifically to meet or supplement income needs upon retirement
     [_] Other:_________________________________________________________________

(14) How many years remain before you plan to take a significant disbursement from this account? (Significant should be defined as more than 10% of the account balance in any year)
     [_] less than 5 years     [_] 5 to 9 years    [_] 10 or more years

(15) Do you anticipate making a withdrawal, other than pursuant to a systematic
     withdrawal plan, before you attain age 59 1/2?              [_] Yes  [_] No

                                   (BAR CODE)                             Page 5
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
SECTION V - REPLACEMENT AND TRANSFER  [GRAPHICS] Ensure that any required state replacement forms are completed.

Number of years your new contract is subject to Withdrawal Charges:_________Starting at:_______% in 1st year.

Is this an internal replacement?       [_] Yes      [_] No
Have you had, or is your representative aware (based on his/her review of your client file and
other company records)
that you had, any other Deferred or Income Annuity exchanges/replacements (Fixed or Variable)
within the preceding 36 months?                                                                   [_] Yes   [_]  No

If "YES," full details and an explanation for the transaction must be provided in "Section VI - Proposed Owner Certification and Signatures."

Annuity to Annuity Transactions

                                   Product type
                                    (A) Fixed                   Issue Date     Withdrawal       Transfer
#      Company Name             (B) Equity Indexed             (mm/dd/yyyy)      Charge          Amount        Death Benefit*
                                   (C) Variable
1                                                                              $               $               $
2                                                                              $               $               $
3                                                                              $               $               $

*If the client is giving up an optional Death Benefit or Death Benefit Rider the client should check "Yes" to the question below that asks if any riders or guarantees are being lost, mark "Other" in the list of Existing Guarantees and identify the guarantee.
The representative should provide an explanation in the Representative Rationale, in Section VI, Proposed Owner Certification and
Signatures.

                                                                                      Company 1       Company 2       Company 3
Are there any riders or guarantees with your existing (source) annuity which you are aware of or your representative has informed you of that, will be
reduced or lost by purchasing or adding payments to the proposed contract?          [_] Yes [_] No  [_] Yes [_] No  [_] Yes [_] No

(i) If "Yes," the section below must be completed and your representative must identify, in the Representative's Rationale, in Section VI Proposed Owner
    Certification and Signatures, what is being reduced or lost, what product enhancements are being gained, how you will benefit, and why this is suitable.

                 Existing Guarantees                    Benefit Base/
                                                         Rider Value
[_] Guaranteed Minimum Income Benefit                   $
[_] Guaranteed Lifetime Withdrawal Benefit              $
[_] Guaranteed Withdrawal Benefit-non-lifetime          $
[_] Guaranteed Accumulation Benefit                     $
[_] Other (specify)

The Representative's Rationale, in Section VI Proposed Owner Certification and Signatures, to the extent relevant, should also explain the differences between the riders above and any selected riders in the proposed contract, including age/investment limitations, projected income or withdrawal amounts, costs, roll-up rates, step-ups, compounding features, dollar for dollar vs. pro rata provisions, or other cancellation/income/withdrawal provisions, or any timing considerations.
Were any of the existing Annuity Contracts(s) listed above purchased through your current Representative?

Company 1: [_] Yes [_] No          Company 2: [_] Yes  [_] No           Company 3: [_] Yes [_] No

For Variable Annuity to Variable Annuity Transactions ONLY: (answer for
each Company)                                                                         Company 1       Company 2       Company 3
Are the current annuity charges (separate account charges, mortality & expense, administrative, riders) for your existing or source contract lower than the
annuity charges for the contract receiving the payment?                             [_] Yes [_] No  [_] Yes [_] No  [_] Yes [_] No

(i) If "YES," full details and an explanation for the transaction must be provided in "Section VI - Proposed Owner Certification and Signatures."

                                                         (BAR CODE)                                                           Page 6
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
LIFE INSURANCE TO ANNUITY TRANSACTIONS

                  PRODUCT TYPE
                   (A) Fixed    ISSUE DATE  WITHDRAWAL  TRANSFER
#  COMPANY NAME  (B) Endowment (mm/dd/yyyy)   CHARGE     AMOUNT   DEATH BENEFIT
                 (C) Variable
1                                           $           $         $
2                                           $           $         $
3                                           $           $         $

Were any of the Life Insurance policies listed above purchased through your current Representative?
COMPANY 1: [_] Yes   [_] No      COMPANY 2: [_] Yes [_] No      COMPANY 3: [_] Yes [_] No

MUTUAL FUND TO ANNUITY TRANSACTIONS


                             PURCHASE DATE                  WITHDRAWAL   TRANSFER
#  COMPANY NAME & FUND NAME   (mm/dd/yyyy)    SHARE CLASS  CHARGE (CDSC)  AMOUNT
1                                                          $             $
2                                                          $             $
3                                                          $             $
4                                                          $             $
5                                                          $             $

Were any of the existing Mutual Fund(s) listed above purchased through your current Representative?

COMPANY/FUND 1: [_] Yes [_] No     COMPANY/FUND 3: [_] Yes [_] No   COMPANY/FUND 5: [_] Yes [_] No
COMPANY/FUND 2: [_] Yes [_] No     COMPANY/FUND 4: [_] Yes [_] No


                                                         (BAR CODE)                                                           Page 7
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
SECTION VI - PROPOSED OWNER CERTIFICATION AND SIGNATURES

REPRESENTATIVE RATIONALE: Please explain why the proposed annuity and any riders are appropriate. What primary features and benefits of this product meet the customer's investment needs and objectives? If a replacement and/or mutual fund transfer is involved, please explain why the transaction as a whole is suitable, including why the proposed product is more advantageous for the customer than keeping the existing product(s). Please be sure to address such factors as customer needs, product features and values (including riders, death benefits and bonuses), fees and charges, including (where applicable) mortality and expense fees, investment advisor fees, rider and bonus charges, separate account charges, withdrawal/surrender/sales charges and/or penalties on the product(s)
funding the proposed variable annuity, and the withdrawal/ surrender charge schedule (amount and time frame) for the proposed product. In addition, please address all "Yes" answers noted in "Section V- Replacement and Transfer." You may add an extra page if necessary.
________________________________________________________________________________
________________________________________________________________________________

METLIFE EDELIVERY(R): I (we) authorize MetLife to send documents electronically through its "eDelivery" service regarding my variable annuity and other insurance contracts issued by MetLife or its affiliates. Election of this option means prospectuses and, if applicable, fund reports and other disclosure documents will be delivered to me electronically. I (we) also authorize
MetLife to deliver my personal financial information (such as account statements or transaction confirmations), contracts, contract endorsements, privacy and other notices and communications electronically regarding my variable annuity and other insurance contracts issued by MetLife or its affiliates through an electronic service account. To view such documents, I (we) understand I (we) must enroll (with a user name and password) for an electronic service account with MetLife. If
I (we) do not complete the steps necessary to establish an electronic service account, MetLife will deliver copies of such documents in paper to the current address MetLife has on file for me. Whether or not I (we) enroll for an electronic service account, MetLife will deliver prospectuses and fund reports electronically through eDelivery until I (we) separately revoke my eDelivery consent by requesting paper copies of these documents.

I (we) have received, read and agree to the terms of the global electronic consent agreement, which contains important
information concerning these services.                            [_] Yes [_] No

IS THE PROPOSED OWNER A MEMBER OF THE MILITARY SERVICES OR A
DEPENDENT OF A  MEMBER OF MILITARY SERVICES? "Member of the
military" includes persons in any of the 5 branches of the U.S.
Armed Forces or in the Reserves or in the National Guard.         [_] Yes [_] No

PRODUCER INSTRUCTIONS: Please mark YES for all forms that are applicable to the purchase and that were left with the client. Mark NA for any forms that are not applicable to the purchase.

OWNER/JOINT OWNER: By signing on the next page I/we hereby certify we have received the documents and disclosure forms checked YES below and understand that any marked N/A are not applicable to my/our purchase.

Customer Privacy Notice                                   [_] Yes [_] No
Making an Informed Decision Disclosure                    [_] Yes [_] No
Compensation Disclosure Notice                            [_] Yes [_] No [_] N/A
Preference Premier(R) Replacement and Transfer Disclosure [_] Yes [_] No [_] N/A
IRA Annuity Disclosure                                    [_] Yes [_] No [_] N/A
Automated Investment Strategy and EDCA Program
Explanation                                               [_] Yes [_] No [_] N/A
Enterprise Annuity Transfer Disclosure                    [_] Yes [_] No [_] N/A
Preference Premier(R) Bonus Annuity Disclosure            [_] Yes [_] No [_] N/A
Important Information for Members of the Military
Services and their Dependents                             [_] Yes [_] No [_] N/A
GMIB Max Disclosure                                       [_] Yes [_] No [_] N/A

                                   (BAR CODE)                             Page 8
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
By signing below, I further acknowledge:

.. I have been informed of various features of the variable annuity including, but not limited to the potential surrender period and surrender charges, availability of cash value, death benefits, potential tax implications if I surrender or annuitize the contract, potential tax penalties for selling or redeeming before reaching the age of 59 1/2, mortality and expense fees, investment division money manager fees, potential charges for and features of riders, limitations on interest returns, guaranteed interest rates, the insurance and investment components, and market risk.

.. The information outlined in "Section IV - Financial Disclosure" is accurate, and the answers to the above were accurately recorded.

.. I have reviewed and agree with the information provided in the Producer
  Rationale above.

.. If a Replacement and/or Transfer is involved, I confirm that the information provided in "Section V - Replacement and Transfer" is accurate, and agree that the proposed variable annuity better meets my needs and financial objectives than the existing product(s). In addition, I understand the replacement/ transfer may result in a tax consequence to me which I should discuss with my tax advisor.

.. If the application is for a non-qualified annuity contract to be owned by an entity (other than a natural person), the Applicant (authorized person) represents that the owner is a grantor trust within the meaning of sections
  671 et. seq. of the Internal Revenue Code of 1986, as amended, or another entity that is acting as a mere agent for the beneficial ownership by a natural person(s) exclusively.

.. The rights of a surviving spouse to continue the annuity as defined under the Internal Revenue Code are limited to spouses under the federal law definition of spouse. The federal law currently defines spouses as male and female couples only and would generally not cover same sex spouses or civil union partners.

Owner's Signature                                       Date

[GRAPHICS]__________________________________________    ________________________

Joint Owner's Signature                                 Date

[GRAPHICS]__________________________________________    ________________________

SECTION VII - GUARANTEED MINIMUM INCOME BENEFIT RIDER SUPPLEMENTAL APPLICATION
(GMIB RIDER)

If you have selected the GMIB Max V Rider in the application, please review the information and provide your acknowledgement below.

.. If the GMIB Max V Rider is in force, we may reject subsequent Purchase
  Payments by sending advance written notice to you if any of the following changes occur regarding the GMIB Max V Rider available for new contract purchases: (1) A change in the GMIB Max V Rider Charge; (2) A Change in the
  Dollar for Dollar Withdrawal Percentage; (3) A change in the Annual Increase
  Accumulation Rate; (4) A change in the Basis of the GMIB Annuity Table; or
  (5) The GMIB Max V Rider is no longer offered by Us for new or existing customers.

.. While the GMIB Max V Rider is in force, Purchase Payment allocations and all transfers, and reallocations of your Account Balance can only be made to the GMIB Max V Investment Divisions. If the GMIB Max V Rider is terminated for any reason and the contract remains inforce, you will have access to the funding choices (other than the fixed account) then currently available for this variable annuity contract without the GMIB Max V Rider.

.. No changes to the classification of a Investment Division or other accounts included by rider will be made without the prior approval of the New York
  State Insurance Department. See Purchase Payment Allocation section of the application for the classification of Investment Divisions and other accounts included by rider. The initial Income Base is equal to your initial Purchase
  Payment or Account Balance on the Effective Date. The Income Base is the greater of the contract's Highest Anniversary Value or Annual Increase Amount subject to the contractual maximums. Subsequent Purchase Payments will increase the Highest Anniversary Value and the Annual Increase Amount subject to the contractual maximums.

.. The GMIB Rider Charge is equal to 1.00% multiplied by the Income Base at the end of the prior Contract Year prior to any Optional Step-Up. The charge is assessed for the prior Contract Year at each Contract Anniversary following the Effective Date. The GMIB Rider Charge may only be changed as a result of an Optional Step-up, up to a Maximum Optional Step-Up Charge equal to a rate of 1.50% provided that this rate will not exceed the rate currently applicable to the same rider available for new contract purchases at the time of Step-Up.

.. The Income Base is established for the sole purpose of determining the minimum income benefit. The Income Base is not available for cash withdrawals and does not establish or guarantee an Account Balance or a minimum return for any Investment Division.

.. The payout rates guaranteed under this Rider are based on conservative assumptions, therefore the level of income guaranteed under this Rider is often less than the income that would be provided by annuitizing under the regular provisions of your Contract.

.. The GMIB Rider will terminate upon the earliest of (a) The 30th day following the GMIB Rider Termination Date shown on the Contract Schedule; (b)
  The date you make a full withdrawal of your Account Balance; (c) The date there are insufficient funds to deduct the GMIB Rider Charge from your Account Balance; (d) The date you annuitize your Contract; (e) A change of the Owner or Joint Owner (or Annuitant if the Owner is a non-natural person), subject to our administrative procedures; (f) Death of the Owner or Joint
  Owner (or Annuitant if the Owner is a nonnatural person); (g) The date the Guaranteed Principal Option takes effect; or (h) Termination of the Contract to which this Rider is attached. If you take a full withdrawal or apply any portion of your Adjusted Account Balance to an Annuity Option, a pro rata portion of the GMIB Rider Charge will be assessed based on the number of months from the last Contract Anniversary to the date of the withdrawal or application to an Annuity Option. If the Guaranteed Principal Option is exercised, we will no longer deduct the GMIB Rider Charge. However, if transfers or partial withdrawals result in termination of the GMIB Rider, we will provide you with 30 days prior written notice to such termination with an opportunity to remedy.

                                   (BAR CODE)                             Page 9
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
SECTION VII - GUARANTEED MINIMUM INCOME BENEFIT RIDER SUPPLEMENTAL APPLICATION
(GMIB RIDER)

.. Cumulative partial withdrawals in any Contract Year that exceed the Annual
  Increase Amount on the previous Contract Anniversary multiplied by the Dollar-for-Dollar Withdrawal Percentage will reduce the Annual Increase
  Amount proportionately by the Percentage Reduction in Account Balance.
  Cumulative withdrawals in a contract year that exceed your Dollar-for-Dollar
  Withdrawal Percentage will reduce your income base on a proportionate basis, which may significantly reduce your future benefits.

.. The GMIB may have limited usefulness in connection with a Qualified
  Contract, such as an IRA, in circumstances where, due to the ten year waiting period after purchase and after an Optional Step-Up/Optional Reset, the owner is unable to exercise the rider until after the required beginning date of required minimum distributions under the contract. In such event, required_ minimum distributions received from the contract during the 10-year waiting period will have the effect of reducing the income base either on a proportionate or dollar for dollar basis, as the case may be. Like any withdrawal this may have the effect of reducing or eliminating the value of annuity payments under the GMIB. However, this annuity does contain a feature that increases amounts that may be withdrawn to meet required minimum distributions determined for this annuity only without reducing the income base on a proportional basis. If you plan on taking amounts from this annuity to satisfy required minimum distributions for other qualified contracts or IRAs there may be a reduction or elimination of the value of annuity payments under this rider.You should consider whether the benefit is appropriate for your circumstances. You should consult your tax advisor prior to electing a GMIB rider.

.. The GMIB is not available for purchase by a beneficiary under a decedent'
  Non-Qualified Contract or IRA (or where otherwise offered, under any other contract which is being "stretched" by a beneficiary after the death of the owner or after the death of the annuitant in certain cases). The GMIB benefit may not be exercised until 10 years after purchase (and after any Optional
  Step-Up/Optional Reset), and the benefit provides guaranteed monthly Fixed
  Income Payments for life (or joint lives, if applicable), with payments guaranteed for 5 years. However, the tax rules require distributions prior to the end of the 10-year waiting period, commencing generally in the year after the owner' death, and also prohibit payments for as long as the beneficiary' life in certain circumstances.

By signing below I acknowledge that I have received the appropriate product prospectus and authorize the selection of the Guaranteed Minimum Income Benefit
Rider indicated in the application above. I further acknowledge that I read and understand the Guaranteed Minimum Income Benefit Rider Supplement Application provided above.

Contract Owner(s)' signature and title, if applicable:    Date

[GRAPHICS]__________________________________________      ______________________

Joint Owner Signature (if applicable)                     Date

[GRAPHICS]__________________________________________      ______________________

Note: If you are signing on behalf of another individual or entity, please indicate your title, position or status (e.g., Trustee, Attorney-in-Fact, Guardian, Conservator, Executor, Administrator) following your signature and call our Policy Service Office for additional document requirements

                                   (BAR CODE)                            Page 10
MPP-ADMIN-NY-NG (03/13)                                        MPP-NY (04/13) Fs

SECTION VIII - SUITABILITY CONSIDERATIONS

General Instructions: To help you determine which suitability considerations you must respond to (if any), check all boxes below that apply to your customer's contract, then proceed to any referenced questions and provide your response. Use Question 13 to address any other applicable suitability considerations that are not covered in Questions 1 - 12, including those in the Deferred Annuity Suitability Reference Guide.

(i) Please ensure that your responses are accurate and comprehensive, as inaccurate or insufficient responses may cause delay and/or rejection of this transaction. You may add extra pages if necessary. For additional information, please refer to the Deferred Annuity Suitability Reference Guide and/or the product prospectus.

IF CUSTOMER AGE IS  AND                                                                              RESPOND TO
                    [_] Purpose of Contract is Estate Planning______________________________________ Question 1
                    [_] Withdrawal Time Horizon is 9 years or Less__________________________________ Question 2
                    [_] Withdrawal Age under 59 1/2_________________________________________________ Question 2
                    [_] Asset Allocation Questionnaire Risk Tolerance does not match Risk
                        Tolerance for this Contract_________________________________________________ Question 3
                    [_] 100% of Assets allocated to Fixed Account/Money Market______________________ Question 4
                    [_] GMIB Rider is selected and Purpose is Estate Planning or Wealth
                        Accumulation, or Risk Tolerance is Conservative_____________________________ Question 5
All Ages            [_] Deposit is greater than 25% of Liquid Net Worth AND
                        [_] The customer's age is 0 to 54, excluding any qualified transfers/
                            rollovers  and replacement cases OR_____________________________________ Question 6
                        [_] The customer's age is 55 to 64 OR_______________________________________ Question 6
                        [_] The customer is 65 or Older, and the source is not a replacement or a mutual fund_____________________________________________________________ Question 6
                    [_] Amount of Current Holdings in Annuities and Total Purchase Payment of
                        new contract is greater than or equal to 80% of Liquid Net Worth____________ Question 11
                    [_] Annual Expenses are greater than or equal to 85% of Annual Income___________ Question 12
                    [_] Special Expense Amount is greater than or equal to 10% of Purchase
                        Payment Amount AND
                        Time Frame for Special Expenses to occur during contract surrender period.__ Question 13
                        AND
                        Liquid Net Worth minus Purchase Payment Amount less and or equal to
                         Special Expense Amount.

                    [_] Purpose is Wealth Accumulation or Retirement Planning_______________________ Question 7
65 or Older         [_] Age is 66 or Older and GMIB Max Rider is selected___________________________ Question 8
                    [_] Age is 70 or Older__________________________________________________________ Question 9
                    [_] Age is 70 or Older and Optional Death Benefit is selected___________________ Question 10

1. Purpose of Contract is Estate Planning

(a) Explain how the annuity product and riders selected help meet the customer's purpose of Estate Planning.

(b) If a Death Benefit rider has been selected, explain how the rider supports a purpose of Estate Planning.

(c) Given the customer's Estate Planning purpose, please explain any apparent contradictions if:

    . Any income riders have been selected

    . If the customer expressed an interest in withdrawals/systematic withdrawals in the near future

(d) If a death benefit rider has been elected in conjunction with a living benefit rider (e.g., GMIB), and the annuity product being purchased requires that, when purchasing a death benefit rider, the client must also purchase a living benefit rider, please: indicate whether the client desires the benefit provided by each rider (if the client only wishes to purchase a death benefit rider, please explain why this product was selected over other products that don't have this requirement); confirm that the client is aware of the rider combination purchase requirement and that the cost for the rider combination is higher than the cost of either rider individually; and confirm that the client understands the relationship between the riders, including any effect, limitations or exclusions the utilization (or exercise) of one rider might have upon the other.

Response: ______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                   (BAR CODE)                            Page 11
MPP-ADMIN-NY-NG (03/13)                                        MPP-NY (04/13) Fs

2. Withdrawal Time Horizon is 9 years or less OR
   Withdrawal Age under 59 1/2

Explain why this annuity product is appropriate for the customer given surrender charge implications when more than 10% is withdrawn during the surrender charge period. If the customer plans to withdraw prior to age 59 1/2, specify how tax implications will be addressed.

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

3. Asset Allocation Questionnaire Risk Tolerance does not match Risk Tolerance for this contract

Explain the inconsistency between the customer's overall risk tolerance and the risk tolerance for this contract.

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

4. 100% of Assets allocated to Fixed Account/Money Market

Explain why this allocation is appropriate for the customer. If a Fixed Product is available to the customer, explain why a Fixed Product is not a better alternative.

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

5. GMIB Rider is selected and Purpose is Estate Planning or Wealth Accumulation OR Risk Tolerance is Conservative

(a) The GMIB rider is intended for income. Explain how these living benefit riders are beneficial for the customer given the customer's stated purpose of Estate Planning or Wealth Accumulation and explain the apparent contradictions.

(b) If the customer's risk tolerance is Conservative, explain how the rider is appropriate given that the rider generally helps protect against downward swings in the securities market. How does the potentially limited protection/benefit of the rider outweigh the cost?

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

6. Deposit is greater than 25% of Liquid Net Worth AND

   The customer's age is 0 to 54, excluding any qualified transfers/rollovers and replacement cases OR

   The customer's age is 55 to 64 OR

   The customer is 65 or Older, and the source is not a replacement or a mutual fund

Given that the planned contribution is a large percentage of the customer's Liquid Net Worth and may be subject to withdrawal charges and tax penalties for certain withdrawals, explain any liquidity issues associated with placing these funds into the new contract. Specify all sources of income and amounts outside of this annuity that are available to meet their current and emergency needs.

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                              BAR CODE                                   Page 12
MPP-ADMIN-NY-NG (03/13)                                        MPP-NY (04/13) Fs

7. Age is 65 or Older AND Purpose is Wealth Accumulation or Retirement Planning

(a) Explain why the customer, given their age, has chosen an annuity product to meet the purpose of Wealth Accumulation or Retirement Planning.

(b) Specify why the customer is still saving funds for the long-term given their age. Specify all sources of income and amounts outside of this annuity that are available to meet their current and emergency needs.

(c) If any Death Benefit rider has been selected, explain any apparent contradiction with the stated purpose of the contract.

Response: ______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Age Considerations
________________________________________________________________________________

8. Age is 66 or Older and GMIB Max Rider is selected

(a) Does the customer understand that any withdrawals in excess of the rider guarantee, including Required Minimum Distribution at age 70 1/2 for IRAs/qualified contracts, will reduce the Income Base and may reduce or eliminate the annuity payments as detailed in the prospectus?

(b) Does the customer understand the holding period for the annuitization provision as detailed in the prospectus (generally 10 years after issue or any stepup)?

(c) Explain how this rider is appropriate for the customer given their age, as the annuitization provision cannot be exercised for a number of years based on specific provisions of the contract (generally 10 years).

Response: ______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

9. Age is 70 or Older

(a) Explain how this annuity product is suitable for the customer given their age.

(b) Address whether the customer has sufficient income or other liquid funds outside of this investment to not require withdrawals from this contract during the surrender period that would exceed the Free Corridor amount. Specify all sources of income and amounts outside of this annuity that are available to meet their current and emergency needs.

Response: ______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

10. Age is 70 or Older and Optional Death Benefit is selected

Explain how this rider is appropriate for the customer given their age. Explain how the cost of this rider is reasonable given their age, and their expectations on market performance and the amount of income/withdrawals to be taken by the customer.

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

11. Amount of Current Holdings in Annuities and Total Purchase Payment of new contract is greater than or equal to 80% of Liquid Net Worth

Including this purchase, the client's total annuity holdings will comprise a significant proportion of their liquid net worth. Please explain why this purchase is appropriate considering any liquidity considerations, as well as the client's total annuity holdings from a concentration perspective.

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                              BAR CODE                                   Page 13
MPP-ADMIN-NY-NG (03/13)                                        MPP-NY (04/13) Fs

12. Annual Expenses are greater than or equal to 85% of Annual Income

The client's annual expenses comprise a significant percentage of the client's income. Please address any liquidity issues associated with placing these funds into the new contract with a new withdrawal charge schedule and any tax implications. The client may be subject to withdrawal charges or tax penalties if a withdrawal is made from the annuity contract. Please address whether the client has sufficient income/savings outside of the funds being placed into the annuity contract to meet any current or emergency needs. Please indicate each source and amount of this income and savings.

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

13. Special Expense Amount is greater than or equal to 10% of Purchase Payment Amount AND Time Frame for Special Expenses to occur during contract surrender period. AND
    Liquid Net Worth minus Purchase Payment Amount is less than or equal to Special Expense Amount

The client's special expenses comprise a significant percentage of the initial contract amount. Please address any liquidity issues associated with placing these funds into the new contract with a new withdrawal charge schedule and any tax implications. The client may be subject to withdrawal charges and/or tax penalties if a withdrawal is made from the annuity contract. Please address whether the client has sufficient income/savings outside of the funds being placed into the annuity contract to meet any current or emergency expenses, as well as any anticipated special expenses considering the time period in which these expenses are anticipated to take place. Please identify each source and amount of this income and savings.

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

14. Please use the lines below to explain any other applicable suitability considerations, including those in the Deferred Annuity Suitability Reference Guide, or otherwise, which have not been addressed in the questions above.

Response:_______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                              BAR CODE                                   Page 14
MPP-ADMIN-NY-NG (03/13)                                        MPP-NY (04/13) Fs

SECTION IX - PRODUCER(S) AND MANAGER'S REQUIRED INFORMATION

Will Step-Up Election for GMIB Rider be utilized?              [_]Yes  [_]No

[GRAPHIC] If "YES," complete the Step-Up Election for GMIB Rider Supplemental form

Certification of Owner Identity:

[_] I certify that I personally met with the Owner(s)/legal representative(s) of the trust and reviewed the appropriate identification documents. I certify that, to the best of my knowledge, the identification information provided by the Owner(s)/legal representative(s) of the trust is accurate.

[_] I did not meet in person with the Owner(s)/legal representative(s) of the trust or I was otherwise unable to personally review the identification documents of the Owner(s)/legal representative(s) of the trust. I certify that, to the best of my knowledge, the identification information provided by the Owner(s)/legal representative(s) of the trust, either by mail or by phone, is accurate.

Statement of Producer:

..  All answers are correct to the best of my knowledge.

..  The questions answered by the customer(s) were accurately recorded.

.. I hereby certify that I have provided the Owner(s) with the documents and disclosure forms checked "Yes" in "Section VI -Proposed Owner Certification & Signatures."

.. The customer has been informed of various features of the variable annuity, including, but not limited to, the potential surrender period and surrender charges, availability of cash value, death benefits, potential tax implications if the contract is surrendered or annuitized, potential tax penalties for selling or redeeming before reaching the age of 59 1/2, mortality and expense fees, investment division money manager fees, potential charges for and features of riders, limitations on interest returns, guaranteed interest rates, the insurance and investment components, and market risk.

.. The information provided in "Section VIII - Suitability Considerations" and in the Producer Rationale field of "Section VI - Proposed Owner Certification and Signatures" is accurate and addresses each question asked.

.. I have reviewed the financial situation of the Proposed Owner as disclosed and believe that a variable annuity contract would be suitable for this Proposed Owner and that he/she would benefit from certain features, such as tax-deferred growth, annuitization, or a death or living benefit.

.. I believe that this transaction as a whole, including the underlying investment divisions selected, the riders and similar enhancements, if any, are suitable for this Proposed Owner based on the information he/she has disclosed.

.. I am properly FINRA registered and licensed in the state where the Proposed Owner signed this application.

          Signature of Producer                                  Date

[GRAPHIC] ______________________________________________         _______________

(i) Writing Producer completes Section 1. All other Producers complete
Section 2.

Section 1

MET DAI #    MET or NEF Sales Office #     NEF Rep #          Producer Name (Print)         Commission %
---------    -------------------------     ---------   ----------------------------------   ------------
                                                       First      Middle Name      Last                %

Section 2

MET DAI #    MET or NEF Sales Office #     NEF Rep #          Producer Name (Print)         Commission %
---------    -------------------------     ---------   ----------------------------------   ------------
                                                       First      Middle Name      Last                %
                                                       First      Middle Name      Last                %

Commission Choice:   [_]Heaped (option excluded for C Class)   [_]Semi-Levelized

[GRAPHIC] If no selection is made, default will be Heaped. Once the application is signed, commission change requests cannot be made.

                              BAR CODE                                   Page 15
MPP-ADMIN-NY-NG (03/13)                                        MPP-NY (04/13) Fs